Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Semrush Holdings, Inc. 2021 Stock Option and Incentive Plan, of our report dated March 15, 2023, with respect to the consolidated financial statements of Semrush Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 15, 2023